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EXHIBIT 21.1           SUBSIDIARIES OF THE REGISTRANT


                                                   Jurisdiction of Incorporation
                                                   -----------------------------
Subsidiaries of Astoria Financial Corporation

Astoria Federal Savings and Loan Association                  United States
   a/k/a Astoria Federal Savings
Astoria Capital Trust I                                       Delaware

Subsidiaries of Astoria Federal Savings and Loan Association

A.F. Agency, Inc.                                             New York
A.F. Roosevelt Avenue Corp.                                   New York
Astoria Federal Mortgage Corp.                                New York
Dollar Service Corp.                                          New York
Fidata Service Corp.                                          New York
Infoserve Corporation                                         New York
Long Island Savings Agency, Inc.                              New York
Longco Investors, Inc.                                        New York
Longpond Investors, Inc.                                      New York
Longrich Investors, Inc.                                      New York
Mortgage Headquarters, Inc.                                   New York
Oldfield Realty, Inc.                                         New York
S.H.I. Corporation                                            Massachusetts
Star Preferred Holding Corp.                                  New Jersey
Suffco Service Corp.                                          New York
Syosset New Jersey Realty, Inc.                               New Jersey
Zythum Realty, Inc.                                           New York
3 Belmont Corporation                                         New York
35 East 75th Street Associates, Ltd.                          New York
201 Old Country Road, Inc.                                    New York
1401 Avenue M. Associates, Ltd.                               New York
1780 Ocean Avenue Corp.                                       New York
3366 Park Avenue Corp.                                        New York

Astoria Federal has thirty-three additional subsidiaries, all of which are inactive and which Astoria Federal intends to dissolve or is in the process of dissolving.


Subsidiaries of Star Preferred Holding Corporation

Astoria Preferred Funding Corporation                         Delaware
Starline Development Corp.                                    New York